UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019, Kevin Nowlan, senior vice president and president, Trailer, Components and chief financial officer of Meritor, Inc. (the “Company”), tendered his resignation to accept a chief financial officer position with another company to be announced in the near future.

On March 13, 2019, the Company announced that its Board of Directors had appointed Carl D. Anderson, II, age 49, as the Company’s senior vice president and chief financial officer, effective immediately. Mr. Anderson previously served as the Company’s group vice president, Finance since March 2018. Mr. Anderson has held various positions within the Company since September 2006, including: director, capital markets from September 2006 to July 2009; assistant treasurer from July 2009 to February 2012 and vice president and treasurer from February 2012 to March 2018. Prior to joining the Company, Mr. Anderson worked in various roles at First Chicago NBD Bank and GMAC from 1992 through September 2006.

Joe Plomin will assume expanded responsibility for the Company’s Trailer and Components businesses as senior vice president and president, Aftermarket & Industrial and Trailer.

The Company’s press release announcing Mr. Anderson’s appointment and Mr. Plomin’s expanded responsibility is attached hereto as Exhibit 99-a and is incorporated herein by reference.

There are no relationships or arrangements regarding Mr. Anderson that are required to be disclosed pursuant to Item 401(b), 401(d) or 404(a) of Regulation S-K.

The Company is currently reviewing Mr. Anderson’s and Mr. Plomin’s compensation arrangements in connection with the foregoing and will disclose any material changes thereto in an amendment to this Form 8-K following their effectiveness.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99-a	Press Release dated March 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: March 13, 2019	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, Chief Legal Officer &
Corporate Secretary